Exhibit 99.1

NEWS RELEASE

RIVERVIEW FINANCIAL CORPORATION

ANNOUNCES COMPLETION OF BRANCH CONSOLIDATIONS

HARRISBURG, PA, February 1, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the holding company for Riverview Bank (the “Bank”), today announced the successful completion of the consolidation of two branch offices. These consolidations announced in the fourth quarter of 2020 are part of the company’s ongoing efficiency initiatives, which began in earnest during 2019. Accordingly, the Tower City Office, located at 920 E. Wiconisco Avenue, Tower City, PA and the Camp Hill Office, located at 3556 Gettysburg Road, Camp Hill, PA were successfully closed and consolidated into existing offices effective January 31, 2020. Customer accounts of the Tower City Office were transferred to Riverview’s Elizabethville Office, located at 34 South Market Street, Elizabethville, PA while those accounts of the Camp Hill Office were transferred to Riverview’s Ridgeview Office, located at 500 South State Road, Marysville, PA. Riverview anticipates annual pre-tax savings of $1.0 million as a direct result of these two office closures.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 25 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: the impact of the COVID-19 outbreak, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s periodic reports as filed with the Securities and Exchange Commission from time to time. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.